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                                                                       EXHIBIT 5


                          [Letterhead of Ballard Spahr
                              Andrews & Ingersoll]




                                                   November 21, 1997



Digene Corporation
9000 Virginia Manor Road
Beltsville, MD  20705

         Re:  Digene Corporation 1997 Stock Option Plan and
              Digene Corporation Omnibus Plan

Gentlemen:

         We have acted as counsel to Digene Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 800,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted and to be granted under the Digene Corporation 1997 Stock Option Plan and the Digene Corporation Omnibus Plan (collectively, the "Plans").

         The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares and that the Company will comply with its undertakings in Item 9 of Part II of Form S-8.

         In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 800,000 Shares, when issued upon exercise of Options granted or

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Digene Corporation
November 21, 1997
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to be granted under the Plans and upon payment of the option exercise price, all in accordance with the terms of each of the Plans, as appropriate, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                                        Very truly yours,


                                        /s/ Ballard Spahr Andrews & Ingersoll